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                  PROPRIETARY RIGHTS AND INFORMATION AGREEMENT
                                  (Version 1.1)


THIS AGREEMENT is made effective this _________ day of _____________________, 200__, by and between ________________________________________ (hereinafter referred to as "you," "your," or "Employee"), and DigitalConvergence.:Com Inc., its affiliates and subsidiaries (hereinafter collectively referred to as the "Company"), in consideration of the employment and the continued employment of the Employee by the Company, and continued access to the Proprietary Information of the Company for no less than thirty (30) days from the date hereof, the current and future compensation, including any possible future increases in compensation, paid in respect to employment, and the responsibilities assigned and access granted to the Employee in connection with the Company's proprietary and confidential information.


I. INVENTIONS. As used in this Agreement, the term "Inventions" means any and all creative work, inventions and discoveries, including improvements, original works of authorship, designs, formulas, processes, concepts, software development, computer programs, databases and trade secrets and related proprietary information and materials.

     a)       YOUR RIGHTS IN INVENTIONS.

              The Company acknowledges that all Inventions: (a) that you made prior to your employment with the Company; and (b) that you claim belong to you or that you claim an interest in; and (c) in which you wish to retain all claimed ownership rights shall be considered to be "Employee Inventions" and not subject to claims by the Company.

     b)       COMPANY RIGHTS IN INVENTIONS.

              1) DISCLOSURE. You agree to maintain adequate and current written records of all Inventions you develop during and as the result of your employment at the Company, and to make full written disclosure in confidence to the Company of all such Inventions.

              2) ASSIGNMENT OF INVENTIONS TO THE COMPANY. You agree that all Inventions that: (a) are developed using the equipment, supplies, facilities or trade secrets of the Company, or (b) result from work performed by you for the Company ("Company Inventions"), will be the sole and exclusive property of the Company, and you will and hereby do assign all your rights in such Company Inventions to the Company. In addition, you hereby transfer and assign any "moral" rights that you may have in any Company Inventions under any copyright or other similar law, whether U.S. or foreign. You agree to waive and never to assert any such "moral" rights in Company Inventions during or after the termination of your employment with the Company.

              c) PROTECTION OF COMPANY INVENTIONS. You agree (at the Company's expense) to assist the Company in every proper way to obtain and to help the Company enforce patents, trademarks, service marks, copyrights and other legal protections for Company Inventions in any and all countries. You agree to execute any documents that the Company may reasonable request for use in obtaining or enforcing such patents, trademarks, service marks, copyrights and other

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         legal protections. In addition, by execution f this Agreement, you hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as your agent and attorney in fact to act for and in your behalf, to execute and file any and all such documents as the Company shall in its discretion determine necessary or advisable in obtaining or enforcing such patents, trademarks, service marks, copyrights and other legal protections, and to do all other lawfully permitted acts to accomplish the same, with the same legal force and effects as if executed by you. You acknowledge that all original works of authorship that are made by you (solely or jointly with others) within the scope of your employment at the Company, and that are protectable by copyright, are "works made for hire," as that term is defined in the United States Copyright Act (17U.S.C. Sec. 101).

II. PROPRIETARY INFORAMTION OF THE COMPANY AND THIRD PARTIES. You understand that your employment with the Company creates a relationship of confidence and trust with respect to any information of a confidential or secret nature that may be disclosed to you by the Company or learned by you in the course of your duties at the Company, and that relates to (a) the business of the Company or that of any of its subsidiaries, affiliates, customers, suppliers, or (b) any confidential information of third parties disclosed to the Company. Such confidential and secret information includes information concerning Inventions, marketing plans, product plans, business strategies, financial information and forecasts, personal information and customer lists and is referred to collectively in this Agreement as "Proprietary Information." Employee acknowledges and agrees that, while knowledge of the Proprietary Information will continue to have value to Employee, the Proprietary Information continues to be developed. Employee releases and disclaims any right that he may have in the Proprietary Information to the Company.

          a) CONFIDENTIALITY OF PROPRIETARY INFORMATION. At all times, both during your employment by the Company and after its termination, you agree to keep all Proprietary Information in confidence and trust, and you will not use or disclose Proprietary Information without the written consent of the Company, except as may be necessary to perform your duties as an employee of the Company. Upon termination of your employment with the Company, you will promptly deliver to the Company all documents and materials of any kind pertaining to your work with the Company, and you will not take with you any documents and materials of any kind pertaining to your work with the Company, and you will not take with you any documents, materials or copies thereof, whether on paper, magnetic or optical media or any other medium, containing any Proprietary Information.

          b) INFORMATION OF FORMER EMPLOYER. You agree that during your employment at the Company you will not improperly use or disclose any confidential or Proprietary Information or trade secrets of your former employers.

III.     CONFLICTING OBLIGATIONS.


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              a)     NO CONFLICTING EMPLOYMENT. You agree that during
                     the term of your employment at the Company you will not plan or engage in other employment, occupation, consulting or other business activity directly related to the business in which the Company is now involved or becomes involved during the term of your employment, nor will you engage in any other activities that conflict with your employment obligations to the Company.

              b) NO CONFLICTING AGREEMENTS. You represent to the Company that you have no other agreements or commitments that would hinder or prevent the full performance of your duties as a Company employee or your obligations under this Agreement, and you agree not to enter into any such conflicting agreement during the term of your employment at the Company.

              c) DISCLOSURE OF AGREEMENT. You hereby authorize the Company to notify others, including customers of the Company and any future employers you may have, of the terms of this Agreement and your responsibilities under this Agreement.

              d) NON-COMPETITION AND NON-SOLICITATION. Ancillary to the promises contained herein, and particularly with regard to the Company's promise to provide the Proprietary Information and your promises with regard to the Proprietary Information, you agree that in the event you shall at any time cease to be associated with the Company as an employee, officer, and/or director you shall not, for a period of twelve (12) months thereafter, as an officer, director, employee, consultant, principal or trustee on behalf of any other person, firm, corporation, association or other entity, engage in any business or activity that competes with the business of the Company as now conducted or as conducted as of the time you leave the Company, nor shall you solicit or assist any person, firm, corporation, association or other entity in soliciting any customer of the Company for purposes competitive with the business of the Company. You acknowledge that the scope of the activity restricted is limited to the business of the Company and that such restriction is reasonable to protect the Proprietary Information of the Company. Because the Proprietary Information may be used from many locations and because of the potential worldwide application of the Proprietary Information, the parties stipulate and agree that the geographic restriction of this paragraph will include North America, South America, Europe, and Asia and shall include both operations based in such areas and contact with such areas through telephonic, electronic, Internet or other means. In exchange for such same consideration, you further agree that for a period of twelve (12) months following cessation of your association with the Company you shall not employ or solicit the employment of any person who shall then be employed by the Company or who shall have been employed by the Company within the prior twelve (12) month period, on behalf of yourself or any other person, firm, corporation, association or other entity, directly or indirectly.

IV. NO IMPLIED EMPLOYMENT RIGHTS. You understand and agree that this Agreement does not confer upon you any rights to continued employment by the Company that you would not


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         otherwise have, nor does this Agreement obligate the Company to employ you for any specific period of time.

V.       GENERAL PROVISIONS.

          a) SEVERABILITY. Each covenant and/or provision of this Agreement shall be enforceable independent of every other covenant and/or provision. The assertion or existence of any breach by the Company or claim by Employee against the Company shall not constitute a defense to the enforcement of the provisions of this Agreement by the Company relating to Inventions, Proprietary Information, and Conflicting Obligations. Furthermore, in the event any covenant and/or provision of this Agreement is determined to be unenforceable for any reason, the remaining covenants and/or provisions will remain effective, binding, and enforceable. In the event a court were to determine that any provisions herein are unenforceable because unreasonable either in length or time or area to which said provisions apply, it is the intent of both parties hereto that said court shall reduce and reform the provisions thereof so as to apply to limits considered enforceable by said court.

          b) GOVERNING LAW. This Agreement will be governed by the laws of the State of Texas as they apply to contracts entered into and wholly to be performed within such state. Any litigation or dispute resolution between the parties relating to this Agreement will take place in Dallas County, Texas, and you and the Company each consent to the personal jurisdiction of and venue in the state and federal courts within that county.

          c) ENTIRE AGREEMENT. This Agreement sets for the entire agreement and understanding between you and the Company relating to the subject matter of this Agreement. No modification to or amendment of this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by both you and an authorized representative of the Company. Any subsequent changes in your duties, salary or compensation will not affect the validity or scope of this Agreement.

          d) SUCCESSORS AND ASSIGNS. This Agreement will be binding upon your heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors and assigns.





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         EMPLOYEE SIGNATURE                      DATE



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         PRINTED NAME                            TITLE


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